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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE


                     AWARE, INC. REPORTS 2004 THIRD QUARTER
                                FINANCIAL RESULTS


BEDFORD, Mass., November 4, 2004 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its third quarter ended September 30, 2004.

Revenues for the third quarter of 2004 were $4.6 million compared to $3.1 million for the same period last year. Net income for the third quarter of 2004 was $0.2 million, or $0.01 per share, compared to a net loss of $1.7 million, or $0.08 per share, for the year-ago period.

For the nine months ended September 30, 2004, revenues were $11.9 million compared to $7.8 million in the same period last year. Net loss for the nine months ended September 30, 2004 was $1.8 million or $0.08 per share, compared to a net loss of $6.6 million, or $0.29 per share, for the year-ago period.

Michael Tzannes, chief executive officer, said: "Aware's business is headed in the right direction. Our licensing products, which are centered around our StratiPHY(TM) intellectual property platform, are capitalizing on the transition to new ADSL2 and ADSL2+ standards by the ADSL industry. VDSL2 is emerging as an exciting new ultra high-speed technology with opportunities for Aware and for the industry. Our test and diagnostics products are positioned to address the challenges that service providers encounter as they offer new broadband services including video. Our biometrics software products are serving a growing biometrics industry and our JPEG2000 products are addressing opportunities in the medical and digital imaging markets. "

Mr. Tzannes continued: "Our financial performance this quarter confirms that we are on the right track. We are optimistic that we can continue on this path and bring more successful days to Aware and our stakeholders."

Note: Aware's conference call will be broadcast live over the Internet today, November 4, 2004 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2729 and referencing the confirmation number 873352. A replay of the call will be archived on our website after the call.


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ABOUT AWARE
Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, Dr. DSL(R), StratiPHY2+(TM), and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information about Aware can be found at http://www.aware.com.

SAFE HARBOR WARNING
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from one customer, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended June 30, 2004 and other reports and filings made with the Securities and Exchange Commission.


Contact: Rob Weiskopf
Aware, Inc.
781-276-4000







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                                                              AWARE, INC.
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                      SEPTEMBER 30,
                                                         -----------------------------     ------------------------------
                                                              2004            2003             2004            2003
                                                         --------------  --------------    --------------  --------------
Revenue:
    Product sales.......................................       $  977          $1,431             $3,228         $2,727
    Contract revenue....................................        2,556             691              5,625          2,213
    Royalties...........................................        1,028             933              3,035          2,879
                                                         --------------  --------------    --------------  --------------
     Total revenue.....................................         4,561           3,055             11,888          7,819

Costs and expenses:
    Cost of product sales...............................          198             293                730            629
    Cost of contract revenue............................          676             447              1,996            998
    Research and development............................        2,511           2,962              7,685          9,513
    Selling and marketing...............................          521             637              1,792          1,837
    General and administrative..........................          634             598              1,857          1,857
                                                         --------------  --------------    --------------  --------------
     Total costs and expenses...........................        4,540           4,937             14,060         14,834

Net income (loss) from operations.......................           21          (1,882)            (2,172)        (7,015)
Interest income.........................................          143             136                381            463
                                                         --------------  --------------    --------------  --------------

Net income (loss) before provision for income taxes.....          164          (1,746)            (1,791)        (6,552)
Provision for income taxes..............................            -               -                  -              -
                                                         --------------  --------------    --------------  --------------

Net income (loss).......................................       $  164         ($1,746)           ($1,791)       ($6,552)
                                                         ==============  ==============    ==============  ==============

Net income (loss) per share - basic.....................       $ 0.01          ($0.08)            ($0.08)        ($0.29)
Net income (loss) per share - diluted ..................       $ 0.01          ($0.08)            ($0.08)        ($0.29)

Weighted average shares - basic ........................       22,784          22,718             22,767         22,707
Weighted average shares - diluted ......................       22,837          22,718             22,767         22,707



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                                                          AWARE, INC.
                                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (IN THOUSANDS)


                                                                                SEPTEMBER 30,         DECEMBER 31,
                                                                                    2004                  2003
                                                                              ----------------     ------------------
ASSETS
     Cash and investments...............................................              $36,940              $38,964
     Accounts receivable, net...........................................                3,851                2,449
     Property and equipment, net........................................                8,327                8,921
     Other assets, net..................................................                  518                  690
                                                                              ----------------     ------------------

     Total assets.......................................................              $49,636              $51,024
                                                                              ================     ==================


LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities..........................................              $ 1,692              $ 1,384

     Total stockholders' equity.........................................               47,944               49,640
                                                                              ----------------     ------------------

     Total liabilities and stockholders' equity.........................              $49,636              $51,024
                                                                              ================     ==================




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